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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]


                                 August 20, 1999


Board of Directors
SouthFirst Bancshares, Inc.
126 North Norton Avenue
Sylacauga, Alabama 35150

           RE:      SouthFirst Bancshares, Inc.
                    Registration Statement on Form S-8
                    63,361 Shares of Common Stock
                    1998 Stock Option and Incentive Plan

Gentlemen:

         We have acted as counsel for SouthFirst Bancshares, Inc. (the "Company") in connection with the registration of 63,361 shares of its $.01 par value Common Stock (the "Shares") reserved to the Company's 1998 Stock Option and Incentive Plan, as Amended and Restated (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

In connection therewith, we have examined the following:

(1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

(2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

(4) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.


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Board of Directors
SouthFirst Bancshares, Inc.
August 20, 1999
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            SMITH, GAMBRELL & RUSSELL, LLP

                                            /s/ W. Thomas King
                                            ------------------------------
                                            W. Thomas King